UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2020

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.

On May 6, 2020, CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partnership”), and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), entered into sales agreements (each, a “Sales Agreement” and collectively, the “Sales Agreements”) with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC (each, a “Sales Agent” and, collectively, the “Sales Agents”) and, as applicable, the relevant Forward Purchaser (as defined below), pursuant to which shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $750,000,000 (the “Maximum Amount”) may be offered and sold from time to time through the Sales Agents, acting as the Company’s sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Sales Agents as principals for their own accounts, in each case pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-231203).

Subject to the terms and conditions of the Sales Agreements, the Sales Agents, whether acting as the Company’s sales agents or as Forward Sellers, will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Shares that may be designated by the Company (if acting as the Company’s sales agents) and the Shares borrowed by the relevant Forward Purchasers pursuant to the relevant Sales Agreements (if acting as Forward Sellers), in each case on the terms and subject to the conditions of the Sales Agreements. Sales, if any, of the Shares made through the Sales Agents, as the Company’s sales agents, or as Forward Sellers pursuant to the Sales Agreements, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the NASDAQ Global Select Market, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Sales Agent or Forward Seller may agree.

Under the terms of the Sales Agreements, the Company also may sell Shares to any Sales Agent as principal for its own account. If the Company sells Shares to any Sales Agent as principal, it will enter into a separate terms agreement (each, a “Terms Agreement”, and collectively, the “Terms Agreements”) setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In any such sale to a Sales Agent as principal, the Company may agree to pay the applicable Sales Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of Common Stock sold to such Sales Agent, as principal.

The Sales Agreements entered into with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC (each, a “Forward/Primary Sales Agreement” and collectively, the “Forward/Primary Sales Agreements”) contemplate that, in addition to the issuance and sale by the Company of Shares to or through the Sales Agents as the Company’s sales agents or as principals, the Company may enter into separate forward sale agreements (each, together with any related pricing supplement, a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”), with any of, respectively, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Bank of Montreal, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada and The Toronto-Dominion Bank, or one of their respective affiliates (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser, acting in accordance with the mutually accepted instructions related to such Forward Sale Agreement, will attempt to borrow and sell, through the relevant Sales Agent, acting as sales agent for such Forward Purchaser, Shares to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement. In this Current Report, a Sales Agent, when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and collectively, the “Forward Sellers”. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser.

The Sales Agreements entered into with each of Fifth Third Securities, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. (each, a “Primary Sales Agreement” and collectively, the “Primary Sales Agreements”) do not contemplate that such financial institution or its affiliate will enter into forward transactions with the Company, but do not prohibit the Company from entering into the Forward Sale Agreements.

In no event will the aggregate gross sales price of Shares sold by the Company to or through the Sales Agents, acting as sales agents for the Company or as principals, and by the Forward Purchasers through the Forward Sellers, exceed the Maximum Amount.

The Company will not initially receive any proceeds from any sale of Shares borrowed by a Forward Purchaser and sold through a Forward Seller. The Company expects to fully physically settle each Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Company’s common stock underlying such Forward Sale Agreement multiplied by the then-applicable forward price per share. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe Shares to the relevant Forward Purchaser.

The compensation to each Sales Agent will be a mutually agreed commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Shares sold through it as the Company’s sales agent pursuant to the applicable Sales Agreement. The compensation to each Sales Agent acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related Forward Sale Agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed Shares sold through such Sales Agent, acting as Forward Seller, during the applicable forward hedge selling period for such Shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to the expected dividends on the Shares if an “ex-dividend” date occurs during such forward hedge selling period).

The Company intends to contribute the net proceeds from any sales of Shares to or through the Sales Agents (as the Company’s sales agents or principals) and the net proceeds, if any, from the settlement of any Forward Sale Agreements to the Operating Partnership in exchange for an equivalent number of newly issued operating partnership units in accordance with the partnership agreement of the Operating Partnership. The Operating Partnership intends to use the proceeds contributed by the Company for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures and repaying outstanding indebtedness, including borrowings under the Company’s senior unsecured revolving credit facility.

The Company, any Sales Agent or any Forward Purchaser may at any time suspend an offering of Shares pursuant to the terms of the applicable Sales Agreement. The offering of Shares pursuant to any Sales Agreement will terminate upon the earlier of (i) the sale of the Shares under the Sales Agreements (including Shares sold by the Company or to or through the Sales Agents and borrowed Shares sold through the Sales Agents, acting as Forward Sellers) and the Terms Agreements, if any, having an aggregate gross sales price equal to the Maximum Amount and (ii) with respect to a particular Sales Agreement, the termination of such Sales Agreement by the Company or by the applicable Sales Agent or Forward Purchaser as permitted therein.

The above summary is qualified in its entirety by reference to, as applicable, the form of Forward/Primary Sales Agreement (which includes as an exhibit thereto the form of Forward Sale Agreement) filed as Exhibit 1.1 hereto and the form of Primary Sales Agreement filed as Exhibit 1.2 hereto, each incorporated herein by reference.

The opinion of Venable LLP, relating to the validity of the Common Stock offered and sold pursuant to the Sales Agreements, is filed herewith as Exhibit 5.1.

The Sales Agents, Forward Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

ITEM 1.02 — Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02. Concurrent with the Company’s entry into the Sales Agreements, the Company terminated the sales agreements (each, an “Existing Sales Agreement” and collectively, the “Existing Sales Agreements”), each dated as of November 19, 2018, as amended, among the Company, the General Partnership, the Operating Partnership and each of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC (and, in certain instances, an affiliate thereof), in accordance with their terms. Pursuant to the terms of the Existing Sales Agreements, the Company incurred no early termination penalties in connection with the termination thereof.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Forward/Primary Sales Agreement, dated May 6, 2020, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and each of J.P. Morgan Securities LLC, Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC.

1.2	Form of Primary Sales Agreement, dated May 6, 2020, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and each of Fifth Third Securities, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

99.1	Form of Forward Sale Agreement, by and between CyrusOne Inc. and a Forward Purchaser (included as part of Exhibit 1.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 6, 2020	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary